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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4 No. 333-     ) and the related Prospectus of
Urohealth Systems, Inc. (the Company) for the registration of $110,000,000 principal amount of 12 1/2% Senior Subordinated Notes due 2004 of Urohealth Systems, Inc. and to the incorporation by reference therein of our report dated August 8, 1996, except Note K, as to which the date is August 14, 1996, with respect to the consolidated financial statements of Richard-Allen Medical Industries, Inc. included in the Company's Form 8-K/A, dated July 1, 1996, as amended, filed with the Securities and Exchange Commission.

                                          /s/   ERNST & YOUNG LLP
                                          --------------------------------------
                                                ERNST & YOUNG LLP

Kalamazoo, Michigan
April 30, 1997